EXHIBIT 21

                                SITEL CORPORATION
                                  SUBSIDIARIES
                                  ------------

U.S. Subsidiaries
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National Action Financial Services, Inc.                  Georgia
Financial Insurance Services, Inc.                        Nebraska
SITEL Insurance Marketing Services, Inc.                  Nebraska
SITEL Insurance Services, Inc.                            Nebraska
SITEL International, Inc.                                 Nebraska
SITEL Investments, Inc.                                   Nebraska
SITEL Software, Inc.                                      Nebraska
SITEL Support Services, Inc.                              Nebraska
SITEL Technical Services, Inc.                            Wisconsin

Non-U.S. Subsidiaries
---------------------
SITEL Australia Holdings Pty Ltd.                         Australia
SITEL Telebusiness Australia Pty Limited                  Australia
SITEL Belgium NV                                          Belgium
SITEL Insurance Services Canada Inc.                      Canada
SITEL Teleservices Canada Inc.                            Canada
SITEL de Colombia, S.A.                                   Colombia
SITEL GmbH                                                Germany
SITEL Hong Kong Limited                                   Hong Kong
SITEL TMS Limited                                         Ireland
Telephone Marketing Services (International) Limited      Ireland
SITEL Japan KK                                            Japan
Grupo SITEL de Mexico, S.A. de C.V.                       Mexico
SITEL Australia Pty Ltd.                                  New South Wales
SITEL Telebusiness New Zealand Limited                    New Zealand
Action Servicos de Publicidade S.A.                       Portugal
SITEL Asia Pacific Investments Pte Limited                Singapore
SITEL Asia Pacific Holdings Pte Limited                   Singapore
SITEL Singapore Pte Ltd.                                  Singapore
SITEL Telebusiness Singapore Pte Ltd.                     Singapore
Action Data Base S.A.                                     Spain
SITEL Iberica                                             Spain
Telepromotion S.A.                                        Spain
SITEL Nordic AB                                           Sweden
Svanberg & Co AB                                          Sweden
Worldline Sweden AB                                       Sweden
B's Telemarketing Limited                                 United Kingdom
Leiderman and Roncoroni Limited                           United Kingdom
SITEL Europe plc                                          United Kingdom
SITEL UK Limited                                          United Kingdom
SITEL Stratford Limited                                   United Kingdom
SITEL Stratford [Services] Limited                        United Kingdom
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SITEL Kingston Limited                                    United Kingdom
SITEL Kingston [Services] Limited                         United Kingdom
SITEL Moor Park Limited                                   United Kingdom
SITEL Moor Park [Services] Limited                        United Kingdom
SITEL Consulting Limited                                  United Kingdom
The Training Works Limited                                United Kingdom
SITEL (BVI) International, Inc.                           British Virgin Islands
SITEL Mexico Holdings LLC                                 Nebraska
SITEL do Brasil Ltda.                                     Brazil
SITEL New Zealand Limited                                 New Zealand
Systems Integrated Telemarketing Netherlands BV           Netherlands
SITEL Holdings SAS                                        France
CSM 24 SA                                                 France
SITEL France SA                                           France
SITEL France Consumer Products SA                         France